Petro River Oil Corp and Subsidiaries

Unaudited Pro Forma Consolidated Balance Sheet

30-Apr-14

	Petro River Oil Corp	Bandolier Energy LLC	Pro Forma Adjustments	Note #	Pro Forma

Assets

Current Assets
Cash and equivalents	$8,352,949	$-	$(3,305,732)	1,2	$5,047,217
Marketable securities	-	-	-		-
Accounts receivable, net	51,979	-	-		51,979
Unbilled revenues	-	-	-		-
Prepaid expenses and other current assets	40,297	-	-		40,297
Total Current Assets	8,445,225	-	(3,305,732)		5,139,493

Oil and Gas Assets, net	8,941,592	1,520,917	6,784,815		17,247,324

Other Assets
Property, plant and equipment, net	930	-	-		930
Security deposits	6,000	-	-		6,000
Total Other Assets	6,930	-	-		6,930

Total Assets	$17,393,747	$1,520,917	$3,479,083		$22,393,747

Liabilities and Stockholder's Deficit

Current Liabilities
Accounts payable and accrued liabilities	$480,637	$-	$-		$480,637
Current portion of asset retirement obligations	481,658	-	-		481,658
Due to factor	-	-	-		-
Current maturities of capital lease liability	-	-	-		-
Current maturities of notes payable	-	-	-		-
Security deposit payable	-	-	-		-
Total Current Liabilities	962,295	-	-		962,295

Long-Term Liabilities
Asset retirement obligations, net of current portion	336,352	-	-		336,352
Notes payable, net of current maturities	-	-	-		-
Other liabilities	-	-	-		-

Total Long-Term Liabilities	336,352	-	-		336,352

Total Liabilities	1,298,647	-	-		1,298,647

Commitment and Contingencies

Stockholder's Equity
Preferred stock, $0.00001 par value; 100,000,000 shares authorized; no shares issued and outstanding	-	-	-		-
Common stock, par value $0.00001: 100,000,000 shares authorized; 24,982,822 shares issued and outstanding	8,186	-	-		8,186
Additional paid in capital	27,748,045	-	-		27,748,045
Treasury stock	-	-	-		-
Accumulated Deficit/Members Equity	(11,661,131)	1,520,917	(1,379,719)	2,3	(11,519,933)

Total Stockholder's Equity	16,095,100	1,520,917	(1,379,719)		16,236,298
Noncontrolling interest	-	-	4,858,802	1	4,858,802

Total Liabilities, Stockholder's Equity and Noncontrolling Interest	$17,393,747	$1,520,917	$3,479,083		$22,393,747

Petro River Oil Corp

Unaudited Proforma Condensed Statement of Operations

For the Fiscal Year Ended April 30, 2014

	For the Fiscal Year Ended
	Petro River Oil Corp	Bandolier Energy LLC	Pro Forma Adjustments	Note #	Pro Forma

Revenues	$372,179	$7,225,461	$-		$7,597,640

Operating expenses
Operating	286,507	5,101,984	-		5,388,491
General and administrative	4,195,437	794,455	(200,000)	3	4,789,892
Depreciation and accretion	153,108	1,611,418	-		1,764,526
Impairment of oil and gas assets	4,713,973	-	-		4,713,973
Gain on settlement of liability	(20,069)	-	-		(20,069)
Total operating expenses	9,328,956	7,507,857	(200,000)		16,636,813

Income (loss) from operations	(8,956,777)	(282,396)	200,000		(9,039,173)

Other income (expense)
Interest income	3,253	-	-		3,253
Interest expense	(5)	-	-		(5)

Other expense, net	3,248	-	-		3,248

Net Loss before income taxes and non-controlling interest	(8,953,529)	(282,396)	200,000		(9,035,925)

Net Loss attributable to non-controlling interest	-	-	141,198	4	141,198

Net Loss attributable to Petro River Oil Corp. and Subsidiaries	(8,953,529)	(282,396)	341,198		(8,894,727)

Net Loss per Common Share	(0.01)	-	-		$(0.01)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	768,257,883	-	-		768,257,883

Petro River Oil Corp and Subsidiaries

Notes to Unaudited Pro Forma Consolidated Statements of Operations

1.	Basis of Presentation

The following unaudited pro forma consolidated financial statements of Petro River Oil Corp and Subsidiaries, (the “Company”) and Bandolier Energy LLC. (“Bandolier”) are provided to assist you in your analysis of the financial aspects of the proposed consolidated entity on a non-generally accepted accounting principle basis.

The unaudited pro forma consolidated statement of operations for the fiscal year ended April 30, 2014 combined the historical statements of operations of Bandolier for the year ended December 31, 2014.

The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of the Company as of April 30, 2014 and Bandolier as of March 31, 2014.

2.	Acquisition of Bandolier

On May 30, 2014, the Company entered into a Subscription Agreement, pursuant to which the Company was issued a 50% interest in Bandolier Energy, LLC (“Bandolier”) in exchange for a capital contribution of $5,000,000. The Company has the right to appoint a majority of the board of managers of Bandolier. In addition, Pearsonia West contributed approximately $5.0M into Bandolier for a 44% interest, and Ranger Station contributed $600K for a 6% interest.

Thereafter, Bandolier, acquired from Nadel and Gussman, LLC, Charles W. Wickstrom, and Shane E. Matson, for a purchase price of $8.7M, subject to certain clawbacks that were comprised of approximately 400K, all of the issued and outstanding equity of Spyglass Energy Group, LLC (“Spyglass”), the owner of oil and gas leases, leaseholds, lands, and options and concessions thereto located in Osage County, Oklahoma.

3.	Pro-forma Adjustments

The April 30, 2014 pro-forma financial statements gives effect to the following transactions as if they had occurred at May 1, 2013:

1.	Capital Contribution by the non-controlling interest,
2.	Purchase of oil and gas leases for $8,712,892.71, less a $407,161 clawback,
3.	Reduce professional fees associated with the transaction,
4.	Allocate the share of the net loss for the non-controlling interest holder.